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                                  EXHIBIT 23.1
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                          CONSENT OF ERNST & YOUNG LLP


                                   (attached)


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                                                                    EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS
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         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 1996 Long-Term
Incentive Plan of Bally Total Fitness Holding Corporation and the 1996 Non-Employee Directors' Stock Option Plan of Bally Total Fitness Holding Corporation and to the incorporation by reference therein of our report dated February 29, 1996, with respect to the consolidated financial statements and schedule of Bally Total Fitness Holding Corporation included in its Annual
Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                -------------------------------
                                                ERNST & YOUNG LLP


Chicago, Illinois
January 23, 1997